(11)(a)

CONSENT OF JORDEN BURT BERENSON AND JOHNSON













                         February 25, 1997



Maxim Series Fund
8515 East Orchard Road
Englewood, Colorado  80111

Ladies and Gentlemen:

     We hereby consent to the use of our name under the caption "Legal Counsel for the Fund" in the Prospectus contained in Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A (File No. 2-75503) filed by Maxim Series Fund, Inc. with the Securities Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.



                    Very truly yours,

                    /s/ Jorden Burt Berenson & Johnson, LLP

                    JORDEN BURT BERENSON & JOHNSON, LLP